Exhibit 23.1(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Aristocrat Group Corp.

Miramar Beach, FL

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 13, 2014 relating to the consolidated financial statements of Aristocrat Group Corp. for the year ended July 31, 2014. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

February 1, 2016